Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three Months Ended March 31, 2025

ROCKVILLE, Maryland and EDMONTON, Alberta – May 12, 2025 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three months ended March 31, 2025.

First Quarter 2025 Financial Results
•Total Revenue: For the three months ended March 31, 2025, total revenue was $62.5 million, up 24% from $50.3 million in the same period of 2024.
–Net Product Sales: For the three months ended March 31, 2025, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $60.0 million, up 25% from $48.1 million in the same period of 2024.
–License, Collaboration and Royalty Revenue: For the three months ended March 31, 2025, license, collaboration and royalty revenue, which includes manufacturing services revenue from Aurinia’s collaboration partner, Otsuka, was $2.5 million, up 14% from $2.2 million in the same period of 2024.
•Net Income (Loss): For the three months ended March 31, 2025, net income (loss) was $23.3 million, compared to $(10.7) million in the same period of 2024.
•Cash Flow Provided by (Used in) Operating Activities: For the three months ended March 31, 2025, cash flow provided by (used in) operating activities was $1.3 million, compared to $(18.6) million in the same period of 2024. Excluding $11.1 million of cash payments made in connection with the November 2024 restructuring, cash flow generated from operations was $12.4 million for the three months ended March 31, 2025.
Cash Position
As of March 31, 2025, Aurinia had cash, cash equivalents, restricted cash and investments of $312.9 million, compared to $358.5 million at December 31, 2024. For the three months ended March 31, 2025, the Company repurchased 5.8 million of its common shares for $47.4 million.
Full Year 2025 Total Revenue and Net Product Sales Guidance
For 2025, Aurinia is reiterating its established total revenue guidance in the range of $250 million to $260 million and net product sales guidance in the range of $240 million to $250 million.
“We are pleased to report continued positive growth and momentum for LUPKYNIS in the first quarter of 2025 and are looking forward to a strong performance this year,” stated Peter Greenleaf, President and Chief Executive Officer of Aurinia. “Following the recent update to the American College of Rheumatology lupus nephritis treatment guideline, which recommends the incorporation of drugs like LUPKYNIS into first-line therapy, our commercial organization is focused on educating rheumatologists about the benefits of initiating LUPKYNIS earlier in the treatment paradigm. We also remain on track to report initial results from our Phase 1 study of AUR200, a dual inhibitor of B cell activating factor (BAFF) and a proliferation inducing ligand (APRIL), later this quarter.”
Webcast & Conference Call Details
A webcast and conference call will be hosted today, May 12, at 8:30 a.m. ET. The link to the audio webcast is available here. To join the conference call, please dial 877-407-9170/+1 201-493-6756. A replay of the webcast will be available on Aurinia’s website.

About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing AUR200, a dual inhibitor of B cell activating factor (BAFF) and a proliferation inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
Media and Investor Inquiries:
Andrea Christopher
Corporate Communications and Investor Relations
Aurinia Pharmaceuticals Inc.
achristopher@auriniapharma.com

General Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$66,428	$83,433
Short-term investments	246,473	275,043
Accounts receivable, net	40,350	36,544
Inventory, net	46,195	39,228
Prepaid expenses and deposits	5,535	11,219
Other current assets	781	1,129
Total current assets	405,762	446,596
Finance right-of-use lease assets	87,577	92,072
Intangible assets, net	4,158	4,355
Operating right-of-use lease assets	3,954	4,068
Property and equipment, net	2,576	2,731
Other noncurrent assets	823	823
Total assets	$504,850	$550,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,220	$5,187
Accrued expenses	42,353	64,971
Finance lease liabilities, current portion	14,508	14,046
Deferred revenue	4,594	11,002
Operating lease liabilities, current portion	1,036	1,026
Other current liabilities	1,695	1,531
Total current liabilities	68,406	97,763
Finance lease liabilities, less current portion	56,828	58,554
Deferred revenue, less current portion	12,450	1,699
Deferred compensation and other noncurrent liabilities	11,438	9,408
Operating lease liabilities, less current portion	5,538	5,743
Total liabilities	154,660	173,167
Shareholders' equity
Common shares - no par value, unlimited shares authorized, 137,747 and 140,883 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,163,262	1,187,696
Additional paid-in capital	100,979	126,999
Accumulated other comprehensive loss	(825)	(647)
Accumulated deficit	(913,226)	(936,570)
Total shareholders' equity	350,190	377,478
Total liabilities and shareholders' equity	$504,850	$550,645

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended
	March 31,
	2025	2024
Revenue
Net product sales	$59,971	$48,073
License, collaboration and royalty revenue	2,494	2,230
Total revenue	62,465	50,303
Operating expenses
Cost of revenue	8,574	7,752
Selling, general and administrative	20,339	47,695
Research and development	5,743	5,551
Restructuring	1,533	6,683
Other expense (income), net	4,429	(4,125)
Total operating expenses	40,618	63,556
Income (loss) from operations	21,847	(13,253)
Interest income	3,569	4,526
Interest expense	(1,067)	(1,283)
Net income (loss) before income taxes	24,349	(10,010)
Income tax expense	1,005	739
Net income (loss)	$23,344	$(10,749)

Earnings (loss) per share
Basic	$0.17	$(0.07)
Diluted	$0.16	$(0.07)

Shares used in computing earnings (loss) per share
Basic	138,917	144,013
Diluted	143,199	144,013

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$23,344	$(10,749)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	(3,409)	5,737
Amortization and depreciation	4,856	4,847
Foreign exchange loss (gain) on revaluation of finance lease liability (Monoplant)	1,812	(6,025)
Net amortization of premiums and discounts on investments	(2,656)	(3,206)
Other, net	2,325	1,559
Net changes in operating assets and liabilities:
Accounts receivable, net	(3,806)	(4,820)
Inventory, net	(6,967)	(56)
Prepaid expenses and other current assets	6,033	873
Other noncurrent operating assets	—	17
Accounts payable	(974)	1,345
Accrued expenses and other liabilities	(23,405)	(7,936)
Deferred revenue	4,342	(3)
Operating lease liabilities	(195)	(181)
Net cash provided by (used in) operating activities	1,300	(18,598)
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	123,035	170,505
Purchases of investments	(91,986)	(121,260)
Purchase of property, equipment and intangible assets	(17)	(12)
Net cash provided by investing activities	31,032	49,233
Cash flows from financing activities:
Repurchase of common shares	(46,921)	(12,301)
Principal portion of finance lease payments	(2,771)	(2,778)
Proceeds from issuance of common shares from exercise of stock options and vesting of RSUs and performance awards	9,288	5,524
Taxes paid related to net settlement of exercises of stock options and vesting of RSUs and performance awards	(8,933)	(5,496)
Net cash used in financing activities	(49,337)	(15,051)
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,005)	15,584
Cash, cash equivalents and restricted cash, beginning of the period	83,433	48,875
Cash, cash equivalents and restricted cash, end of the period	$66,428	$64,459